Exhibit 99.1

This Statement on Form 4 is filed by:  Metuchen Therapeutics, LLC

Date of Event Requiring Statement:  March 23, 2021
Issuer Name and Ticker or Trading Symbol: Petros Pharmaceuticals, Inc. [PTPI]

Metuchen Therapeutics, LLC

By:	/s/ John D. Shulman
its managing member